Exhibit 10.2

REVENUE ESCROW AGREEMENT

THIS REVENUE ESCROW AGREEMENT (this “Revenue Escrow Agreement”) made as of December 17, 2007, by and among United Benefits & Pension Services, Inc., a Delaware corporation (the “Parent”), Tom Weston (“Stockholders’ Representative”, and together with Parent, sometimes referred to individually as “Party” or collectively as the “Parties”) and JPMorgan Chase Bank, N.A., as escrow agent (the “Escrow Agent”).

WITNESSETH

WHEREAS, the Parent, the Merger Sub, Associated Third Party Administrators (the “Company”) and the Principal Stockholders have entered into a certain Agreement and Plan of Merger, dated as of November 30, 2007 (the “Merger Agreement”) (capitalized terms used but not otherwise defined herein shall have the meanings attributed to them in the Merger Agreement); and

WHEREAS, in order to secure the Parent against downward adjustments in the Purchase Price and certain liabilities that may arise under or by virtue of the breach by the Company or any of the Principal Stockholders of any of the representations and warranties made by the Company and/or the Principal Stockholders in the Merger Agreement, the Merger Agreement requires that a portion of the Cash Consideration payable to all Company Stockholders be delivered to the Escrow Agent and held in escrow by the Escrow Agent in accordance with the provisions hereof.

NOW, THEREFORE, in consideration of the premises set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.  Appointment of Escrow Agent. The Escrow Agent is hereby appointed to act as Escrow Agent hereunder in accordance with the terms set forth herein, and the Escrow Agent hereby agrees to accept such appointment.

2.  Deposit of Escrow Funds.

(a)  On the date hereof, the Parent will deliver to the Escrow Agent an aggregate amount of One Million Dollars ($1,000,000) (the “Escrow Deposit”) by wire transfer of immediately available funds to be held by the Escrow Agent in accordance with the terms set forth herein.

(b)  During the term of this Revenue Escrow Agreement, the Escrow Funds shall be invested in a trust account at JPMorgan Chase Bank, N.A. (“Trust Account”), segregated apart from the general funds of JPMorgan Chase Bank, N.A. or which it deposits in another institution to the credit of itself as trustee or other fiduciary, unless otherwise instructed in writing by the Parties and as shall be acceptable to the Escrow Agent pending disbursement pursuant to this Revenue Escrow Agreement. The Escrow Agent will provide compensation on balances in the Escrow Funds at a rate determined by the Escrow Agent from time to time, which shall consist of interest earned on the Escrow Funds held in the Trust Account. The Escrow Agent shall not have any liability for any loss sustained as a result of any investment made pursuant to the terms of this Revenue Escrow Agreement. The Escrow Agent shall have the right to liquidate any investments held in order to provide funds necessary to make required payments under this Revenue Escrow Agreement. For purposes hereof, “Escrow Funds” means all cash delivered to the Escrow Agent pursuant to Section 2(a), along with all interest accrued thereon.

3.  Release of Escrow Funds. Subject to Section 22, the Escrow Funds shall be distributed by Escrow Agent as follows:

(a)  If Parent and the Stockholders’ Representative shall at any time jointly direct Escrow Agent in writing to distribute some or all Escrow Funds, or if Escrow Agent shall have received an order, decree or judgment of a court or arbitrator of competent jurisdiction presented by Parent and/or the Stockholders’ Representative and certified to be final and non-appealable, and directing Escrow Agent to distribute some or all Escrow Funds, Escrow Agent shall within five (5) Business Days distribute the Escrow Funds as directed in such joint written direction, order, decree or judgment.

(b)  At any time during the term of this Revenue Escrow Agreement prior to the distribution of the Escrow Funds pursuant to Section 3(d), Parent may give a Claim Notice in substantially the form of Exhibit 1 to the Stockholders’ Representative and the Escrow Agent In the event that the Stockholders’ Representative shall fail, within ten (10) Business Days after the receipt by him of any Claim Notice, to deliver to the Parent and the Escrow Agent a written notice (the “Objection Notice”) denying that the claim stated in the Claim Notice, or any portion thereof, is due and payable to Parent and setting forth in reasonable detail the reasons for such denial, the Escrow Agent shall, on the twelfth (12th) Business Day after receipt by the Escrow Agent of such Claim Notice, automatically withdraw from the Escrow Funds and transfer to the Parent the amount set forth in the Claim Notice. In the event that the Stockholders’ Representative shall, within ten (10) Business Days after the receipt by it of a Claim Notice, deliver an Objection Notice to the Parent and the Escrow Agent, the Escrow Agent shall retain as Escrow Funds the amount set forth in the Objection Notice (the “Disputed Amount”) until otherwise directed by a written instrument signed by the Stockholders’ Representative and the Parent or by an order, decree or judgment of a court or arbitrator of competent jurisdiction presented by the prevailing party and certified to be final and non-appealable. In the event that the Parent becomes entitled to receive any amount of the Escrow Funds in satisfaction of a claim set forth in a Claim Notice, the Escrow Agent shall promptly transfer to the Parent the amount then held in the Escrow Funds sufficient (to the extent such funds are available in the Escrow Fund for distribution) to comprise the amount necessary to satisfy such claim.

(c)  The Escrow Agent shall, subject to Section 3(e) and Section 22, distribute to the Company Stockholders $250,000 of the Escrow Deposit (to the extent, and only to the extent, that the Escrow Deposit, less any Disputed Amounts and any amounts with respect to which the Escrow Agent shall have received a Claim Notice pursuant to which the Parent may be entitled to receive a portion of the Escrow Funds, exceed $250,000) on March 31, 2008.

(d)  Pursuant to Section 2.4 of the Merger Agreement, promptly following the date on which the calculation of Fiscal 2008 Revenues becomes final and binding on the parties, Parent and the Stockholders’ Representative shall deliver joint written instructions (including the amount of any Escrow Funds to be disbursed) (the “Revenue Notice”) to the Escrow Agent to disburse the Escrow Funds to the appropriate parties, and the Escrow Agent shall, within five (5) Business Days after the Escrow Agent’s receipt thereof, withdraw from the then-current balance of the Escrow Funds on such date, less all Disputed Amounts (if any), the amount set forth in such Revenue Notice (to the extent such funds are available in the Escrow Fund for distribution) and transfer such amount to the parties set forth therein. The Escrow Agent shall continue to hold such Disputed Amounts in accordance with the provisions of this Revenue Escrow Agreement.

(e)  Any funds payable to the Company Stockholders shall be paid by the Escrow Agent by check mailed via first class mail for immediate payment to the order of the recipient. Any and all payments to the Company Stockholders shall be in the proportions and to the addresses set forth on Schedule 1 hereto, less such amounts as the Stockholders’ Representative, by written notice to the Escrow Agent, shall direct to be paid to BKR International Mergers & Acquisitions Group, LLC, in payment of its fees payable to the Company Stockholders in connection with the Merger. Any and all payments to the Parent shall be paid directly to Parent at the account listed on Schedule 2 hereto, or to such other account as the Parent (or its successors) may designate.

(f)  Any Claim Notice or Revenue Notice or other written instruction which directs the Escrow Agent to disburse all or a portion of the Escrow Funds shall specify the amount of such disbursement to be paid out of the Escrow Deposit and the amount of such disbursement to be paid out of the interest or other income earned on the Escrow Deposit, it being acknowledged and agreed that all payments made pursuant to this Client Escrow Agreement shall first be deducted from the Escrow Deposit.

4.  Escrow Agent.

(a) The Escrow Agent undertakes to perform only such duties as are expressly set forth herein and no duties shall be implied. The Escrow Agent shall have no liability under and no duty to inquire as to the provisions of any agreement other than this Revenue Escrow Agreement. The Escrow Agent shall neither be responsible for, nor chargeable with, knowledge of, nor have any requirements to comply with, the terms and conditions of any other agreement, instrument or document between the Parties, in connection herewith, if any, including without limitation the Merger Agreement (the “Underlying Agreement”), nor shall the Escrow Agent be required to determine if any person or entity has complied with any such agreements, nor shall any additional obligations of the Escrow Agent be inferred from the terms of such agreements, even though reference thereto may be made in this Revenue Escrow Agreement. In the event of any conflict between the terms and provisions of this Revenue Escrow Agreement, those of the Underlying Agreement, any schedule or exhibit attached to the Revenue Escrow Agreement, or any other agreement among the Parties, the terms and conditions of this Revenue Escrow Agreement shall control.

(b) The Escrow Agent may rely upon and shall not be liable for acting or refraining from acting upon any written notice, instruction or request furnished to it hereunder and reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties. The Escrow Agent shall be under no duty to inquire into or investigate the validity, accuracy or content of any such document. The Escrow Agent shall have no duty to solicit any payments which may be due it or the Escrow Funds.

(c) The Escrow Agent shall not be liable for any action taken or omitted by it in good faith except to the extent that a court of competent jurisdiction determines that the Escrow Agent's gross negligence or willful misconduct was the primary cause of any loss to the Parent or the Company Stockholders. The Escrow Agent may execute any of its powers and perform any of its duties hereunder directly or through agents or attorneys (and shall be liable only for the careful selection of any such agent or attorney) and may consult with counsel, accountants and other skilled persons to be selected and retained by it. The Escrow Agent shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the advice or opinion of any such counsel, accountants or other skilled persons. In the event that the Escrow Agent shall be uncertain as to its duties or rights hereunder or shall receive instructions, claims or demands from any party hereto which, in its opinion, conflict with any of the provisions of this Revenue Escrow Agreement, it shall be entitled to refrain from taking any action and its sole obligation shall be to hold safely all the Escrow Funds until it shall be directed otherwise in writing by the Parent and the Stockholders’ Representative jointly or by a final order or judgment of a court of competent jurisdiction. The Parties agree to pursue any redress or recourse in connection with any dispute without making the Escrow Agent a party to the same, except where the Escrow Agent is a necessary party or is otherwise required by law to be a party to such dispute.

(d) Anything in this Revenue Escrow Agreement to the contrary notwithstanding, in no event shall the Escrow Agent be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Escrow Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

5.  Succession. The Escrow Agent may resign and be discharged from its duties or obligations hereunder by giving 30 days advance notice in writing of such resignation to the Parent and the Stockholders’ Representative specifying a date when such resignation shall take effect. The Parent and the Stockholders’ Representative shall use their best efforts to mutually agree on a successor escrow agent within thirty (30) days after receiving such notice The successor escrow agent shall execute and deliver an instrument accepting such appointment and it shall, without further acts, be vested with all the estates, properties, rights, powers and duties of the predecessor escrow agent as if originally named escrow agent.  If the Parties have failed to appoint a successor escrow agent prior to the expiration of thirty (30) days following receipt of the notice of resignation, the Escrow Agent may petition any court of competent jurisdiction for the appointment of a successor escrow agent or for other appropriate relief, and any such resulting appointment shall be binding upon all of the parties hereto. Escrow Agent’s sole responsibility after such thirty (30) day notice period expires shall be to hold the Escrow Funds (without any obligation to reinvest the same) and to deliver the same to a designated substitute escrow agent, if any, or in accordance with the directions of a final order or judgment of a court of competent jurisdiction, at which time of delivery Escrow Agent’s obligations hereunder shall cease and terminate, subject to the provisions of Sections 7 and 8 hereunder. The Escrow Agent shall have the right to withhold an amount equal to any amount due and owing to the Escrow Agent, plus any costs and expenses the Escrow Agent shall reasonably believe may be incurred by the Escrow Agent in connection with the termination of the Revenue Escrow Agreement. Any corporation or association into which the Escrow Agent may be merged or converted or with which it may be consolidated, or any corporation or association to which all or substantially all the escrow business of the Escrow Agent’s line of business may be transferred, shall be the Escrow Agent under this Revenue Escrow Agreement without further act.

6.  Fees. The Parent and the Stockholders’ Representative agree jointly and severally to (i) pay the Escrow Agent upon execution of this Revenue Escrow Agreement and from time to time thereafter reasonable compensation for the services to be rendered hereunder, which unless otherwise agreed in writing shall be as described in Schedule 3 attached hereto, and (ii) pay or reimburse the Escrow Agent upon request for all expenses, disbursements and advances, including reasonable attorney's fees and expenses, incurred or made by it in connection with the preparation, execution, performance, delivery, modification and termination of this Revenue Escrow Agreement. The Escrow Agent is hereby authorized to withdraw such compensation and reimbursable amounts directly from the Escrow Funds.

7.  Indemnity. The Parent and the Stockholders’ Representative shall jointly and severally indemnify, defend and save harmless the Escrow Agent and its directors, officers, agents and employees from all loss, liability or expense (including the fees and expenses of in house or outside counsel) arising out of or in connection with (i) the Escrow Agent's execution and performance of this Revenue Escrow Agreement, except in the case of any indemnitee to the extent that such loss, liability or expense is finally adjudicated by a court of competent jurisdiction to have been primarily caused by the gross negligence or willful misconduct of such indemnitee, or (ii) its following any instructions or other directions from the Parent or the Stockholders’ Representative, except to the extent that its following any such instruction or direction is expressly forbidden by the terms hereof. The parties hereto acknowledge that the foregoing indemnities shall survive the resignation or removal of the Escrow Agent or the termination of this Revenue Escrow Agreement. The Parent and the Stockholders’ Representative hereby grant the Escrow Agent a lien on, right of set-off against and security interest in the Escrow Fund for the payment of any claim for indemnification, compensation, expenses and amounts due hereunder.

8.  Security Procedures. In the event funds transfer instructions are given (other than in writing at the time of execution of this Revenue Escrow Agreement, as indicated in Schedule 1 and Schedule 2 attached hereto), whether in writing or by telecopier, the Escrow Agent is authorized to seek confirmation of such instructions by telephone call-back to the person or persons designated on Schedule 4 hereto (each an “Authorized Representative”, collectively, the “Authorized Representatives”), and the Escrow Agent may rely upon the confirmation of anyone purporting to be the person or persons so designated. Each funds transfer instruction shall be executed by an authorized signatory. The undersigned is authorized to certify that the Authorized Representatives are authorized signatories. The Authorized Representatives and telephone numbers for call-backs may be changed only in a writing actually received and acknowledged by the Escrow Agent. If the Escrow Agent is unable to contact any of the Authorized Representatives, the Escrow Agent is hereby authorized to seek confirmation of such instructions by telephone call-back to the Stockholders’ Representative or any one or more of the managers of the Parent (the “Executive Officers”) as the Escrow Agent may select. Such Executive Officers shall deliver to the Escrow Agent a fully executed Incumbency Certificate, and the Escrow Agent may rely upon the confirmation of anyone purporting to be any such officer. The Escrow Agent and the beneficiary's bank in any funds transfer may rely solely upon any account numbers or similar identifying numbers provided by the Parent or the Stockholders’ Representative to identify (i) the beneficiary, (ii) the beneficiary's bank, or (iii) an intermediary bank. The Escrow Agent may apply any of the Escrow Funds for any payment order it executes using any such identifying number, even when its use may result in a person other than the beneficiary being paid, or the transfer of funds to a bank other than the beneficiary's bank or an intermediary bank designated. The parties to this Revenue Escrow Agreement acknowledge that these security procedures are commercially reasonable.

9.  Termination. This Revenue Escrow Agreement shall automatically, without any action by the Parent or the Stockholders’ Representative, be terminated upon the disbursement by the Escrow Agent of all the Escrow Funds pursuant to the terms herein.

10.  Notices.

(a) All communications hereunder shall be in writing and shall be deemed to be duly given and received:

(i) upon delivery if delivered personally or upon confirmed transmittal if by facsimile;

(ii) on the next Business Day (as hereinafter defined) if sent by overnight courier; or

(iii) four (4) Business Days after mailing if mailed by prepaid registered mail, return receipt requested, to the appropriate notice address set forth below or at such other address as any party hereto may have furnished to the other parties in writing by registered mail, return receipt requested.

(b) Notwithstanding the above, in the case of communications delivered to the Escrow Agent pursuant to (ii) and (iii) of this Section 8, such communications shall be deemed to have been given on the date received by the Escrow Agent. In the event that the Escrow Agent, in its sole discretion, shall determine that an emergency exists, the Escrow Agent may use such other means of communication as the Escrow Agent reasonably deems appropriate.

(c) "Business Day" shall mean any day other than a Saturday, Sunday or any other day on which the Escrow Agent located at the notice address set forth below is authorized or required by law or executive order to remain closed.

(d) All communications under this Revenue Escrow Agreement shall be delivered to the following address:

If to the Parent:

United Benefits & Pension Services, Inc.
501 Kings Highway East, Suite 108
Fairfield, Connecticut 06825
Facsimile: (203) 254-0069
Telephone: (203) 254-0071

With a simultaneous copy to:

Katten Muchin Rosenman LLP
575 Madison Avenue
New York, New York 10022
Attention: Howard S. Jacobs, Esq.
   Wayne A. Wald, Esq.
Facsimile: (212) 940-8776
Telephone: (212) 940-8508

If to the Stockholders’ Representative:

Tom Weston (CONFIDENTIAL)
1255 Canyon Side Avenue
San Ramon, CA 94586
Telephone: (510) 220-2339

with copies to:

Shapiro Buchman Provine Patton LLP
1333 N. California Boulevard, Suite 350
Walnut Creek, California 94596
Attention: John W. Carr, Esq.
   Robert W. Shapiro, Esq.
Facsimile: (925) 944-9701
Telephone: (925) 944-9700

If to the Escrow Agent:

JPMorgan Chase Bank
Worldwide Securities Services
4 New York Plaza – 21st Floor
New York, NY 10004
Attention: Audrey Mohan/Debbie DeMarco
Facsimile: 212-623-6168
Telephone: 212-623-5087

11.  Amendments and Waivers. Any term of this Revenue Escrow Agreement may be amended with the written consent of the parties or their respective successors and assigns. Any amendment or waiver effected in accordance with this Section 11 shall be binding upon the parties and their respective successors and assigns.

12.  Successors and Assigns. The terms and conditions of this Revenue Escrow Agreement shall inure to the benefit of and be binding upon the parties and their successors and assigns. Parent shall have the absolute right to assign (by express assignment, merger or otherwise) its rights and obligations hereunder to [the Public Shell Corporation] without the consent of the Escrow Agent, the Stockholders’ Representative or any of the Company Stockholders, provided that the Parent shall notify the Escrow Agent and the Stockholders’ Representative of such assignment promptly after the occurrence of such assignment. The term “Escrow Agent” as used herein shall also refer to the successors and assigns of Escrow Agent, including, without limitation, a receiver, trustee, custodian or debtor-in-possession.

13.  Titles and Subtitles. The titles and subtitles used in this Revenue Escrow Agreement are used for convenience only and are not to be considered in construing or interpreting this Revenue Escrow Agreement.

14.  Severability. If one or more provisions of this Revenue Escrow Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Revenue Escrow Agreement, (ii) the balance of this Revenue Escrow Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of this Revenue Escrow Agreement shall be enforceable in accordance with its terms.

15.  Entire Agreement. This Revenue Escrow Agreement and the documents referred to herein are the product of all of the parties hereto, constitute the entire agreement between such parties pertaining to the subject matter hereof and thereof, and merge all prior negotiations and drafts of the parties with regard to the transactions contemplated herein and therein. Any and all other written or oral agreements existing among the parties hereto regarding such transactions are expressly canceled.

16.  Counterparts. This Revenue Escrow Agreement may be executed in a number of identical counterparts but all counterparts shall constitute one agreement. All signatures of the parties to this Revenue Escrow Agreement may be transmitted by facsimile, and such facsimile will, for all purposes, be deemed to be the original signature of such party whose signature it reproduces and will be binding upon such party.

17.  Governing Law. This Revenue Escrow Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of New York, without giving effect to principles of conflicts of law.

18.  Consent to Jurisdiction; Waiver of Jury Trial. Each of the parties hereto hereby irrevocably consents to the exclusive jurisdiction of the courts of the State of New York and the United States District Court for the Southern District of New York and waives trial by jury in any action or proceeding with respect to this Revenue Escrow Agreement.

19.  Miscellaneous. No party to this Revenue Escrow Agreement is liable to any other party for losses due to, or if it is unable to perform its obligations under the terms of this Revenue Escrow Agreement because of, acts of God, fire, war, terrorism, floods, strikes, electrical outages, equipment or transmission failure, or other causes reasonably beyond its control. Receipt and release of the Escrow Funds shall be confirmed by Escrow Agent as soon as practicable by account statement, and any discrepancies in any such account statement shall be noted by the Parent and the Stockholders’ Representative within 30 calendar days after receipt thereof. Failure to inform Escrow Agent in writing of any discrepancies in any such account statement within said 30-day period shall conclusively be deemed confirmation of such account statement in its entirety.

20.  Compliance with Court Orders. In the event that any escrow property shall be attached, garnished or levied upon by any court order, or the delivery thereof shall be stayed or enjoined by an order of a court, or any order, judgment or decree shall be made or entered by any court order affecting the property deposited under this Revenue Escrow Agreement, the Escrow Agent is hereby expressly authorized to obey and comply with all writs, orders or decrees so entered or issued, which it is advised by legal counsel is binding upon it, and in the event that the Escrow Agent obeys or complies with any such writ, order or decree it shall not be liable to any of the parties hereto or to any other person, firm or corporation, by reason of such compliance notwithstanding such writ, order or decree be subsequently reversed, modified, annulled, set aside or vacated.

21.  Patriot Act Disclosure/Taxpayer Identification Number/Tax Reporting. Section 326 of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (“USA PATRIOT Act”) requires the Escrow Agent to implement reasonable procedures to verify the identity of any person that opens a new account with it. Accordingly, the Parties acknowledge that Section 326 of the USA PATRIOT Act and the Escrow Agent’s identity verification procedures require the Escrow Agent to obtain information which may be used to confirm the Parties’ identities including without limitation name, address and organizational documents (“Identifying Information”). The Parties agree to provide the Escrow Agent with and consent to the Escrow Agent obtaining from third parties any such Identifying Information required as a condition of opening an account with or using any service provided by the Escrow Agent.

22. Tax Reporting. Prior to execution of this Revenue Escrow Agreement, Parent, Stockholders’ Representative for itself and each Stockholder, shall provide the Escrow Agent with a fully executed W-8 or W-9 Internal Revenue Service form, which shall include their Tax Identification Number (TIN) as assigned by the Internal Revenue Service.

The Parent and Stockholders’ Representative further represent to the Escrow Agent that the transaction memorialized in the Merger Agreement does not constitute an installment sale requiring any tax reporting or withholding of imputed interest or original issue discount to the IRS or other taxing authority.

To the extent that any portion of the principal amount of the Escrow Deposit represents part or all of the purchase price for shares of stock under the Merger Agreement, the Stockholders’ Representative shall provide on or before the effective date of the Revenue Escrow Agreement and at appropriate times thereafter, including prior to any disbursement, all information required for Escrow Agent to perform tax reporting on IRS Form 1099-B, to the extent required by law. Unless otherwise directed in a joint written instruction executed by the Parent and the Stockholders’ Representative, Escrow Agent shall report to the IRS and as appropriate withhold and remit taxes to the IRS, or any other taxing authority as required by law, based upon the information and documentation so provided. Escrow Agent shall be entitled to rely on such information and documentation and shall not be responsible for and shall be indemnified by the Stockholders’ Representative for any additional tax, interest, penalty or withholding arising from the inaccuracy or late receipt of such information or documentation.

In addition, prior or at the time of any distribution of income from the Escrow Funds, the Parties shall provide to the Escrow Agent a detailed schedule indicating the allocation of disbursed interest or other income earned under the Escrow Agreement which shall be reported by the Escrow Agent to the IRS, or any other taxing authority, on IRS Form 1099 or 1042S (or other appropriate form) as income earned from the Escrow, to the extent required by law. Any other tax forms required to be filed will be prepared and filed by Parent and/or the Stockholders’ Representative with the IRS and any other taxing authority as required by law. The Parties acknowledge and agree that Escrow Agent shall have no responsibility for the preparation and/or filing of any income, franchise or any other tax return with respect to the Fund or any income earned by the Escrow Deposit. The Parties further acknowledge and agree that any taxes payable from the income earned on the investment of any sums held in the Escrow Deposit shall be paid by the recipient thereof. Escrow Agent shall withhold any taxes it deems appropriate, including but not limited to required withholding in the absence of proper tax documentation, and shall remit such taxes to the appropriate authorities.

[signature page to follow]

IN WITNESS WHEREOF, the parties have duly executed this Revenue Escrow Agreement as of the date first hereinabove stated.

Escrow Agent:

JPMORGAN CHASE BANK, N. A.

By:	/s/ Debra A. DeMarco
Debra A. DeMarco
Vice President

Parent:

UNITED BENEFITS & PENSION SERVICES, INC.

By:	/s/ Richard Stierwalt
Richard Stierwalt
Chief Executive Officer & President

Stockholders’ Representative

/s/ Tom Weston
Tom Weston

[Signature page to Revenue Escrow Agreement]

Schedule 1

Stockholder	Address	Taxpayer Identification Number	Percentage

Schedule 2

Account Name: United Benefits & Pension Services, Inc.

Citibank
399 Post Road West
Westport, Connecticut 06880

 Account Number: 1050458946

 ABA Number: 221172610

Schedule 3

Fees

Administrative Fee . . . . . . . . . . . . . . . . . . . . .$2,,000.00
Payable Upon Account Opening and in Advance each year in which JPMorgan Chase Bank, N.A. acts as Escrow Agent, without proration for partial year

Schedule 4

Telephone Numbers for Call-Backs and
Persons Designated to Instruct and Confirm Funds Transfer Instructions

If to the Parent:

Name	Telephone Number	Signature

Richard E. Stierwalt	(646) 479-6564

If to Weston:

Name	Telephone Number	Signature

Telephone call backs shall be made to both Parent and Stockholders’ Representative if joint instructions are required pursuant to the agreement. All funds transfer instructions must include the signature of the person(s) authorizing said funds transfer.

Periodically, you may issue payment orders to us to transfer funds by federal funds wire. We review the orders to determine compliance with the governing documentation and to confirm signature by the appropriate party, in accordance with the above list. Bank policy requires that, where practicable, we undertake callbacks to a party other than the individual who signed the payment order to verify the authenticity of the payment order.

Inasmuch as you are the only employee in your office who can confirm wire transfers, we will call you to confirm any federal funds wire transfer payment order purportedly issued by you. Your continued issuance of payment orders to us and confirmation in accordance with this procedure will constitute your agreement (1) to the callback security procedure outlined herein and (2) that the security procedure outlined herein constitutes a commercially reasonable method of verifying the authenticity of payment orders. Moreover, you agree to accept any risk associated with a deviation from this bank policy.

Exhibit 1
Claim Notice
[insert date]
Stockholder Representative

JPMorgan Chase Bank
Worldwide Securities Services
4 New York Plaza – 21st Floor
New York, NY 10004
Attn: Audrey Mohan/Debbie DeMarco

Dear Sir/Madam,

This Claim Notice is being delivered pursuant to Section 3(b) of the REVENUE ESCROW AGREEMENT (this “Escrow Agreement”) made as of December __, 2007, by and among United Benefits & Pension Services, Inc., a Delaware corporation (the “Parent”), Tom Weston (“Stockholders’ Representative”, and together with Parent, sometimes referred to individually as “Party” or collectively as the “Parties”), and JPMorgan Chase Bank, N.A., as escrow agent (the “Escrow Agent”).

Parent hereby gives notice of a Claim in the amount of $[insert amount].

The facts giving rise to a claim for the release of the Escrow Funds (or any portion thereof) pursuant to Subsections 2.4(b) (c) or (d) of the Merger Agreement and/or Section 10.4 of the Merger Agreement are as follows:

[insert details]

The method of computation of the amount of such claim is as follows:

[insert details]

In the event that Weston shall fail, within ten (10) Business Days after the receipt of this Claim Notice, to deliver to the Parent and the Escrow Agent a written notice (the “Objection Notice”) denying that the claim stated herein, or any portion thereof, is due and payable to Parent and setting forth in reasonable detail the reasons for such denial, the Escrow Agent shall, on the twelfth (12th) Business Day after receipt by the Escrow Agent of such Claim pay the amount of the Claim to Parent.

Sincerely,

UNITED BENEFITS & PENSION SERVICES, INC.

By: